Exhibit 10.53

Exhibit A to Loan Agreement

Note

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

Original Issue Date: December 30, 2024	Funding Amount	$2,087,000
Final Maturity Date: October 6, 2025	Original Principal Amount:	$2,750,000

HUB CYBER SECURITY LTD.

SECURED CONVERTIBLE INSTALLMENT ORIGINAL ISSUE DISCOUNT NOTE

THIS secured convertible installment original issue discount note (the “Note”) is a duly authorized and validly issued promissory note of HUB Cyber Security Ltd., an Israeli corporation (the “Company”).

FOR VALUE RECEIVED, the Company promises to pay to J.J. Astor & Co., or its registered assigns (the “Lender” or the “Holder”), the $2,750,000 Original Principal Amount of this Note as set forth above (the “Original Principal Amount”) in forty (40) weekly installments of $68,750 each (the “Weekly Installments”) commencing on January 6, 2025 and thereafter on each successive Monday of the week until the Final Maturity Date as set forth above, or such earlier date as this Note is required or permitted to be repaid as provided hereunder (as the case may be, the “Maturity Date”). This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note: (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement, and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Tel Aviv, Israel are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in Tel Aviv, Israel are generally are open for use by customers on such day.

“Change of Control Transaction” means the occurrence after the date hereof of any of: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of Note), (b) the Company or its significant Subsidiaries merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company or its significant Subsidiaries and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction or less than 50% of the equity of its significant Subsidiaries, (c) the Company sells or transfers all or substantially all of its assets or the assets of its Subsidiaries to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Contingent Obligation” means, with respect to any Loan Party any obligation of such Loan Party guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Loan Party of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Loan Party, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Loan Party is required to perform thereunder), as determined by such Loan Party in good faith.

“Conversion Floor Price” shall have the meaning as that term is defined in the Loan Agreement.

“Conversion Price” shall have the meaning as that term is defined in the Loan Agreement.

“Conversion Shares” shall have the meaning as that term is defined in the Loan Agreement.

“Default Amount” shall have the meaning as that term is defined in the Loan Agreement.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Existing Subsidiaries” shall have the meaning as that term is defined in the Loan Agreement.

“Funding Amount” is the $2,087,000 amount set forth on the first page of this Note and is defined in the Loan Agreement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses or other accounts payable incurred in the ordinary course of such Person’s business); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations and liabilities that are cash collateralized on terms reasonably satisfactory to the Required Lenders; (g) all net obligations and liabilities, calculated on a basis reasonably satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; and (j) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, however that if recourse in respect of any Indebtedness of the foregoing is limited to specific assets, then such Indebtedness shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the asset encumbered thereby as determined by such Person in good faith; provided further, that Indebtedness shall not include (i) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) preferred Equity Interests to the extent not constituting Disqualified Equity Interests and (iv) any earnout or similar purchase price obligation until such obligation is required to be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer, so long as, in the case of a joint venture, such Indebtedness is recourse to any Loan Party. For the avoidance of doubt, “Indebtedness” shall exclude operating leases.

“Loan Agreement” means the Loan Agreement, dated as of December 30, 2024, by and among the Company and the Lender, as the original Holder of the Note, as amended, modified, or supplemented from time to time in accordance with its terms.

“Maturity Date” shall mean the earlier to occur of (a) the occurrence of an Event of Default, or (b) October 6, 2025.

“Maximum Conversion Shares” shall have the meaning as set forth in the Loan Agreement.

“Minimum Installment Payment” has the meaning set forth in Section 2(a).

“Minimum Market Capitalization and Volume Trading Requirement” shall mean the requirement that (a) the total value of the outstanding Ordinary Shares of the Company, as traded on the Principal Market or other Trading Market (the “Market Capitalization”) over any ten consecutive trading days shall be not less than $8,000,000, and (b) the average daily trading volume of the Ordinary Shares, as traded on the Principal Market or other Trading Market over any ten consecutive trading days shall be not less than 350,000 Ordinary Shares.

“Original Issue Date” means the date of the first issuance of the Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Original Principal Amount” means $2,750,000 as set forth on the first page of this Note

“Outstanding Principal Amount” means, at any point in time with respect to any Note(s) at any time, the sum of: (a) the Original Principal Amount of this Note or the Default Amount (as applicable), at such time, less (b) all Minimum Installment Payments paid in cash or Ordinary Shares and any prepayments made at the applicable Prepayment Discount, if any, plus (c) all other amounts, costs, expenses, and liquidated damages due under or in respect of this Note.

“Prepayment Discount” means, with respect to any voluntary prepayments of the Note (unrelated to a required prepayment resulting from an Event of Default): (i) if prepaid within thirty (30) days of the Original Issue Date, the Original Principal Amount of this Note shall be reduced to $2,420,000, (ii) if prepaid within sixty (60) days of the Original Issue Date, the Original Principal Amount of this Note shall be reduced to $2,475,000, (iii) if prepaid within ninety (90) days of the Original Issue Date, the Original Principal Amount of this Note shall be reduced to $2,530,000, and (iv) if prepaid following ninety (90) days of the Original Issue Date, there shall be no Prepayment Discount.

“Principal Market” means the Nasdaq Global Market or the Nasdaq Stock Exchange.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Indebtedness” shall have the meaning as that term is defined in the Loan Agreement.

“Senior Lenders” shall have the meaning as that term is defined in the Loan Agreement.

“Scheduled Payment Date" means, Monday of each week from and after the Original Issue Date, commencing with January 6, 2025 and continuing on each of the following Mondays for thirty-nine (39) consecutive weeks.

“Shareholder Approval” shall have the meaning as that term is defined in the Loan Agreement.

“Subsidiary” shall have the meaning as that term is defined in Rule 1-02(w) of Regulation S-X)

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed for trading or quoted on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, NYSE, the NYSE American, or the OTC Bulletin Board (or any successors of any of the foregoing).

“Transfer Agent Instructions” shall have the meaning as that term is defined in the Loan Agreement.

“Utah Courts” shall have the meaning set forth in Section 6(d).

Section 2. Payment, Prepayment; Interest.

(a) Except as provided in Section 2(b) below, on each Scheduled Payment Date, the Company shall make a cash payment of the Outstanding Principal Amount of this Note in an amount of not less than $68,750 (each a “Minimum Installment Payment”) until the entire Outstanding Principal Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall have been paid in full. On the Maturity Date, the entire Outstanding Principal Amount (or, if an Event of Default shall have previously occurred, the entire Default Amount) shall become immediately due and payable.

(b) In the event (and only in the event) that the Conversion Shares shall have been fully registered for resale under the Securities Act and are immediately salable and tradeable by the Lender or other designated holder of this Note, at the Company’s option, any one or more of the Minimum Installment Payment may be paid in Ordinary Shares at the applicable Conversion Price (the “Share Payment Option”); provided, that, if the applicable Conversion Price is lower that the Conversion Floor Price, the Company shall pay the difference is cash or additional Ordinary Shares (or a combination thereof), in the full discretion of the Company, as provided in the Loan Agreement. In order to exercise the Share Payment Option, the Company shall provide the Lender with seven (7) days prior written notice of exercise of the Share Payment Option (the “Share Payment Notice”) and shall specify therein the number of Minimum Installment Payments that the Company desires to pay in the form of Ordinary Shares in the upcoming month. Pursuant to the Transfer Agent Instructions, the Lender shall, within one (1) Business Day following the date of its receipt of the Share Payment Notice, notify the Company’s transfer agent as to the number of Conversion Shares to be deposited with the Transfer Agent in the account of the Lender or its designees maintained at such Transfer Agent.

(c) The Company may voluntarily prepay this Note (unrelated to a required prepayment resulting from an Event of Default) in full at any time after the Original Issue Date in an amount equal to the Outstanding Principal Amount (or, if an Event of Default shall have previously occurred and is continuing, there shall be no Prepayment Discount and any mandatory prepayment resulting from such Event of Default shall be at the Default Amount). This Note is subject to mandatory prepayment in accordance with Section 4.05 of the Loan Agreement.

(d) Notwithstanding the foregoing, from and after the occurrence of an Event of Default, the Outstanding Principal Amount of this Note shall increase to the Default Amount and this Note shall bear interest accruing at sixteen percent (16%) per annum, calculated on the basis of a 360-day year, and shall accrue daily until payment in full of the Default Amount.

(e) Notwithstanding anything in this Note to the contrary, unless an Event of Default shall occur and be continuing and the Company shall have obtained Shareholder Approval required under the laws of the State of Israel, this Note shall not be convertible into Ordinary Shares to the extent (but only to the extent) that, after giving effect to the number of Ordinary Shares issuable upon such conversion, the holder of this Note or any of its Affiliates (either individually or collectively) would hold in excess of 4.99% of the number of the outstanding Ordinary Shares.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Loan Agreement and may be transferred or exchanged only in compliance with the Loan Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the official Note register of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of a majority in Principal Amount of the then Outstanding Principal Amount of the Note shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of holders of Note;

(b) repay, repurchase or offer to repay, repurchase or otherwise acquire Ordinary Shares or Ordinary Shares Equivalents, except to the extent that they are expressly permitted under the Loan Agreement;

(c) incur, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, except as expressly permitted under the Loan Agreement, provided that, except for Senior Indebtedness, such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists;

(d) grant or suffer to exist any Liens on its property or assets, other than Permitted Liens;

(e) fail or refuse to include the Conversion Shares (up to the Maximum Conversion Shares) and the Warrant Shares for resale in the Existing Resale Registration Statement or fail to or delay the request for acceleration of the effective date of such Existing Resale Registration Statement once the SEC has advised the Company or its counsel that it has no further comments thereon;

(f)   absent manifest error in the conversion notice to the Company, in any manner interfere with, dispute or countermand the instructions given by the Lender to the Company’s transfer agent as contemplated by the Transfer Agent Instructions.

(g) pay cash dividends or distributions on any equity securities of the Company;

(h) enter into any material transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval) or the Company’s audit committee; or

(i) enter into any agreement or commitment with respect to any of the foregoing.

Section 5. Events of Default.

(a) “Event of Default” means, wherever used herein, the occurrence of any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment or prepayment of any Outstanding Principal Amount, or Default Amount (as applicable) as and when the same shall become due and payable (whether on a Scheduled Payment Date, the Maturity Date, by mandatory prepayment, acceleration or otherwise) which default is not cured within five (5) Business Days;

(ii) the Company shall for any reason or no reason fail to deliver the Senior Lenders Consents contemplated by Section 2.03(c) of the Loan Agreement within the time frame set forth in said Section 2.03(c); it being understood however, that such Senior Lenders Consents shall not in any way adversely affect the first priority Liens of the Senior Lenders on the assets of certain of the Loan Parties as set forth in Section 3.01(r) of the Disclosure Schedule;

(iii) the Company shall fail to observe or perform any other covenant or agreement contained in the Loan Agreement or this Note; which failure is not cured, if capable of cure, within the earlier to occur of (A) two (2) Business Days after notice of such failure sent by the Holder or by any other holder of Note to the Company and (B) five (5) Business Days after the Company has become or should have become aware of such failure;

(iv) a breach, default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) by any of the Loan Parties shall occur under (A) any of the Transaction Documents shall constitute an Event of Default under this Note;

(v) any material representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made;

(vi) the Company shall fail to meet the Minimum Market Capitalization and Volume Trading Requirement, and shall be unable to cure such failure within five (5) Business Days;

(vii) the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(viii) the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, capital lease, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $500,000, whether such Indebtedness now exists (other than as set forth on Schedule 5(a)(viii)) or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(ix) the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 25% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(x) a final non-appealable judgment by any competent court for the payment of money in an amount of at least $500,000 is rendered against the Company (other than as set forth on Schedule 5(a)(x)), and the same remains undischarged and unpaid for a period of 45 days during which execution of such judgment is not effectively stayed;

(xi) the Company shall be delinquent in the filing of any of its annual financial reports or Form 6-K Reports required to be filed with the Commission under the Exchange Act (beyond any period of grace granted by the Commission with respect thereto); or

(xii) the Company shall violate its covenant set forth in Section 4(e) above and in the Registration Rights Agreement or fails to seek and cause to register the Registrable Securities for resale in any other Registration Statement referred to in the Registration Rights Agreement, either by the applicable Filing Date or Effectiveness Date, as those capitalized terms set forth in this paragraph are defined in the Registration Rights Agreement; or

(xiii) the Ordinary Shares shall have ceased to be listed or traded on the Principal Market.

(b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, this Note shall become, at the Holder’s election, immediately due and payable in the Default Amount, and the Holder shall have the right, subject to the ownership limitation set forth in Section 2(e), to convert all or any portion of this Note into Conversion Shares at the applicable Conversion Price up to the Maximum Conversion Shares or such number of Conversion Shares based on the then Default Amount of this Note, and shall be entitled to exercise its rights and remedies in connection therewith under the other Transaction Documents. Upon the conversion in full of the Default Amount in accordance with the terms of this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

If the Holders exercise their right to convert all or a portion of this Note, the Company shall register with the Commission for resale under the Securities Act an aggregate of the Maximum Conversion Shares without restriction thereunder within 90 days thereafter (unless such shares have already been registered).

(c) Delivery of Conversion Shares Upon Exercise. The Company shall cause the Conversion Shares issuable upon conversion hereunder to be transmitted by the Transfer Agent (as defined in the Warrant) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the Holder or (B) the Conversion Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the address specified by the Holder in the Notice of Conversion, by the date that is one (1) Trading Day (as defined in the Warrant) after the delivery to the Company of the Notice of Conversion (such date, the “Conversion Share Delivery Date”). Upon delivery of the Notice of Conversion, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which this Note has been converted, irrespective of the date of delivery of the Conversion Shares. If the Company fails for any reason to deliver to the Holder the Conversion Shares subject to a Notice of Conversion by the Conversion Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares subject to such conversion (based on the VWAP (as defined in the Warrant) of the Ordinary Shares on the date of the applicable Notice of Conversion), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after the Conversion Share Delivery Date) for each Trading Day after such Conversion Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion, provided, however, that such liquidated damages shall not be payable if the Company successfully disputes the Holder’s contention that an Event of Default has occurred and is continuing. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Note remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Conversion.

Section 6. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on in the Loan Agreement, or such other, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Loan Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation, Security and Ranking. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Salt Lake City, in Salt Lake City, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Note, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

(e) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f)   Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Section 7. Amendments; Waivers. Any modifications, amendments or waivers of the provisions hereof shall be subject to Section 5.05 of the Loan Agreement.

Section 8. Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by any Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal amount of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder’s election.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date and year first above indicated.

HUB CYBER SECURITY LTD.

By:
Name:	Noah Hershcoviz
Title:	Chief Executive Office

NOTICE OF CONVERSION

To: HUB CYBER SECURITY LTD.

(1) The undersigned hereby elects to purchase ________ Conversion Shares of the Company pursuant to the terms of the attached Note (attached only if converted in full) upon the conversion of $______ aggregate Principal Amount.

(2) The applicable Conversion Price is $____, based on the attached screenshot from a Bloomberg terminal.

(3) Please issue said Conversion Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Conversion Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Holder: ________________________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________